                                                         EXHIBIT 99.26(h)(3)(iv)

                   THIRD AMENDMENT TO PARTICIPATION AGREEMENT


         Minnesota Life Insurance Company, Variable Insurance Products Fund, and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated January 11, 2000 by doing the following:

         Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2004.


MINNESOTA LIFE INSURANCE COMPANY

By:      /s/ Robert J. Ehren
         ------------------------
Name:    Robert J. Ehren
         ------------------------
Title:   2nd Vice President
         ------------------------


VARIABLE INSURANCE PRODUCTS FUND

By:      /s/ Christine Reynolds
         ------------------------
         Christine Reynolds
         Treasurer


FIDELITY DISTRIBUTORS CORPORATION

By:      /s/ Don Holborn
         ------------------------
         Don Holborn
         Executive Vice President

                                   Schedule A
                   Separate Accounts and Associated Contracts

Name of Separate Account                         Contracts Funded
And Date of Inception                            By Separate Account                             Policy Form #
---------------------                            -------------------                             -------------
Variable Annuity Account                         Multi-Option Flexible Annuity                   84-9091,
(Established September 10, 1984)                                                                 92-9283
                                                                                                 MHC 92-9283
                                                 Multi-Option Single Annuity                     84-9092,
                                                                                                 84-9093,
                                                                                                 92-9284,
                                                                                                 MHC 92-9284
                                                                                                 MHC 94-9307
                                                 MultiOption Select Annuity                      99-70016
                                                 MultiOption Classic Annuity                     99-70017
                                                 MultiOption Achiever Annuity                    87-9254
                                                 MegAnnuity
                                                 MultiOption Advisor Annuity                     02-70067

Minnesota Life Variable Universal                Variable Group Universal Life                   94-18660
Life Account                                     Insurance
(Established August 8, 1994)

Minnesota Life Variable Life                     Variable Adjustable Life                        MHC 98-670
Account
(Established October 21, 1985)                   Variable Adjustable Life -- Second              MHC 98-690
                                                 Death
                                                 Variable Adjustable Life (Horizon)              99-680
                                                 Variable Adjustable Life Summit                 03-640

All established December 6, 1999;
High Income VUL Account I
High Income VUL Account II                       Private Placement                               99-30051
Equity Income VUL Account I                      Private Placement                               99-30053
Equity Income VUL Account II

Separate Account NN                              Group Annuity Contract IAC I                    87-9173
(Established October 19, 1998)                   Group Annuity Contract IAC I                    87-9173
                                                 Group Annuity Contract IAC I                    92-9274
                                                 Group Annuity Contract AIACI                    90-9246
                                                 Group Annuity Contract IAC II                   89-9224
                                                 Group Annuity Contract AIAC II                  90-9247
                                                 Group Annuity Contract IAC I                    87-9166
                                                 Group Annuity Contract ACC-                     95-9317
                                                 Allocated
                                                 Group Annuity Contract ACC-                     97-9388
                                                 Unallocated
                                                 Group Annuity Contract IAC I                    F. 23412
                                                 Group Annuity Contract IAC I                    F. 24415
                                                 Group Annuity Contract AIAC I                   F. 25150
                                                 Group Annuity Contract IAC I                    F. 23411
                                                 Group Annuity Contract AIAC I                   F. 25412


                                                 Group Annuity Contract PAC II                   89-9225
                                                 Group Annuity Contract RGC                      89-9084
                                                 Group Annuity Contract DA                       18084
                                                 Group Annuity Contract DA                       24595
                                                 Group Annuity Contract IPG                      F. 21811
                                                 Group Annuity Contract IPG                      F. 17283
                                                 Group Annuity Contract GAC                      F. 18088
                                                 Group Annuity Contract GAC                      F. 21713
                                                 Group Annuity Contract GAC                      F. 24386
                                                 Group Annuity Contract                          F. 24596
                                                 Group Annuity Contract                          F. 24597
                                                 Group Annuity Contract                          F. 18088-1

Equity-Income VUL Account III
High Income VUL Account III                      Private Placement                               93-18638
(established October 16, 2000)